UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2021, FuelCell Energy, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “2021 Sales Agreement”) with Jefferies LLC and Barclays Capital Inc. (each, an “Agent” and together, the “Agents”), with respect to an at the market offering program under which the Company may, from time to time, offer and sell shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $500 million (the “Shares”), through the Agents acting as sales agents or directly to the Agents acting as principals. The Shares to be sold under the 2021 Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-251054), previously filed with the Securities and Exchange Commission (“SEC”) on December 1, 2020, which became effective upon filing. A prospectus supplement related to the Company’s at the market offering program with the Agents was filed with the SEC on June 11, 2021.

Sales of the Shares, if any, pursuant to the 2021 Sales Agreement and under the prospectus supplement and accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Each time the Company wishes to issue and sell Shares under the 2021 Sales Agreement, it will notify an Agent of the number of Shares to be issued, the dates on which such sales are requested to be made, any limitation on the number of Shares to be sold in any one day, and any minimum price below which sales may not be made. Once the Company has so instructed the Agent, unless the Agent declines to accept the terms of such notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares up to the amount specified on such terms. The obligations of the Agents under the 2021 Sales Agreement to sell Shares are subject to a number of conditions that the Company must meet. The Company may sell the Shares through only one Agent on any particular trading day.

The Company will pay each Agent a commission equal to 2.0% of the gross proceeds from each sale of the Shares made through or to such Agent from time to time under the 2021 Sales Agreement. Because there is no minimum offering amount required as a condition to close the offering, the actual total public offering amount, commissions and proceeds to the Company, if any, are not determinable at this time. In addition, the Company has agreed to reimburse the Agents for the fees and disbursements of their legal counsel, payable upon execution of the 2021 Sales Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of their legal counsel. The Company has agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act. The Company has also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

The Company has no obligation to sell any of the Shares under the 2021 Sales Agreement, and the Company or the Agents may suspend sales of the Shares under the 2021 Sales Agreement upon proper notice to the other party. The offering of the Shares pursuant to the 2021 Sales Agreement will terminate upon the earlier of (i) the sale of the maximum number of Shares to be sold pursuant to the 2021 Sales Agreement or (ii) the termination of the 2021 Sales Agreement as permitted therein. The Company and the Agents may each terminate the 2021 Sales Agreement at any time upon ten trading days’ prior notice. The termination of the 2021 Sales Agreement by one Agent shall not affect the rights and obligations of the other Agent under the 2021 Sales Agreement.

In the 2021 Sales Agreement, the Company and Jefferies LLC mutually agreed to terminate the Open Market Sale AgreementSM they previously entered into on June 16, 2020, which is described in greater detail below in Item 1.02 of this Current Report on Form 8-K. To the extent required by Item 1.01 of Form 8-K, the information contained in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

This description of the 2021 Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the 2021 Sales Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The legal opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares or any Common Stock, nor shall there be any offer, solicitation or sale of Shares or Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on June 16, 2020, the Company entered into an Open Market Sale AgreementSM (the “2020 Sales Agreement”) with Jefferies LLC (“Jefferies”), with respect to an at the market offering program under which the Company could offer and sell up to $75 million of shares of its Common Stock, from time to time through Jefferies acting as agent, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-226792), previously filed with the SEC on August 10, 2018, which was declared effective by the SEC on August 21, 2018, and a prospectus supplement to the prospectus included in such registration statement dated June 16, 2020, filed with the SEC on the same date.

In the 2021 Sales Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company and Jefferies mutually agreed to terminate the 2020 Sales Agreement as of June 11, 2021 (the date of the 2021 Sales Agreement). As previously disclosed, between June 16, 2020 and October 31, 2020, the Company issued and sold approximately 28.3 million shares of Common Stock under the 2020 Sales Agreement, for aggregate gross proceeds of approximately $72.3 million before deducting expenses and commissions. Commissions of approximately $2.2 million were paid to Jefferies in connection with these sales, resulting in net proceeds to the Company of approximately $70.1 million. No sales of Common Stock have been made under the 2020 Sales Agreement since October 31, 2020, and no additional sales of Common Stock will be made under the 2020 Sales Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Foley & Lardner LLP.

10.1	Open Market Sale AgreementSM between FuelCell Energy, Inc. and Jefferies LLC and Barclays Capital Inc., dated June 11, 2020.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 11, 2021	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer